UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2014

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ITT EDUCATIONAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-13144	36-2061311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13000 North Meridian Street, Carmel, Indiana		46032-1404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 706-9200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Changes

On August 4, 2014, ITT Educational Services, Inc. (the “Company”) announced the following management changes:

Kevin M. Modany notified the Board of Directors of the Company (the “Board”) that he intended to resign as Chief Executive Officer of the Company, effective February 4, 2015.  Following Mr. Modany’s notice to the Board, the Company entered into a letter agreement with Mr. Modany on August 4, 2014, pursuant to which Mr. Modany will remain Chief Executive Officer for a period ending on February 4, 2015 (the “Applicable Period”).  The Company may extend the Applicable Period by up to three months and may terminate it at any time upon notice to Mr. Modany.  In addition, during the Applicable Period, the Company is permitted to change Mr. Modany’s role to that of Senior Advisor.  Under the terms of the letter agreement, Mr. Modany will resign his position as Chief Executive Officer of the Company on the last day of the Applicable Period.  In addition, Mr. Modany resigned as a director and Chairman of the Board of Directors of the Company (the “Board”), effective on August 4, 2014.

On August 4, 2014, the Board also established a new office of Executive Chairman of the Board, until a new Chief Executive Officer is hired, after which the office of Chairman of the Board will be filled by an independent Director.  John E. Dean, age 64, who has served as a member of the Board since 1994, was appointed Executive Chairman of the Board.  Mr. Dean is an attorney who has specialized in higher education law since April 1985.  Mr. Dean has been a partner at the Law Offices of John E. Dean since June 2005.  Mr. Dean has also served as a principal of Washington Partners, LLC, a public affairs firm, since June 2002.   In connection with Mr. Dean’s appointment as Executive Chairman, he resigned as a member and Chairman of the Audit Committee of the Board and as a member of the Nominating and Corporate Governance Committee of the Board.  Thomas I. Morgan will succeed Mr. Dean as Chairman of the Audit Committee.  Mr. Morgan has served as a member of the Board and a member of the Audit Committee since January 2013, and previously served as a member of the Board and a member of the Audit Committee from May 2006 to June 2008.

Eugene W. Feichtner, age 58, who had served as the Company’s Executive Vice President and President, ITT Technical Institute Division since April 2009, will no longer serve in such roles and instead was appointed President and Chief Operating Officer of the Company, effective August 4, 2014.  Mr. Feichtner served as the Company’s Senior Vice President, Operations from March 2004 through March 2009.

A copy of the press release announcing these management changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain Compensatory Arrangements

Kevin M. Modany.  The letter agreement with Mr. Modany provides that during the Applicable Period, Mr. Modany will continue to receive his current cash compensation and participate in the Company’s employee benefit plans but will not receive any further grants of equity-based compensation.  Furthermore, if the Company terminates the Applicable Period before February 4, 2015, Mr. Monday will be entitled to the cash compensation he would have been paid through that date.

During the 18-month period following the Applicable Period, Mr. Modany will serve as a consultant to the Company in exchange for a monthly fee equivalent to his current monthly base salary and continued vesting of his equity-based awards.  Pursuant to the letter agreement, Mr. Modany has agreed that during such 18-month period, he will not compete with the Company or solicit its customers or employees.  The letter agreement also includes confidentiality and cooperation provisions and requires Mr. Modany to execute a release of claims against the Company.  Mr. Modany will not be entitled to receive any severance pay or other separation benefits in connection with his resignation, but the Company will pay him a lump sum equal to the cost of 18 months of COBRA coverage following his execution of the release.

The foregoing description is qualified in its entirety by reference to the actual letter agreement with Mr. Modany, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

John E. Dean.  In connection with his appointment as Executive Chairman, the Company entered into a letter agreement with Mr. Dean which provides for an annual base salary of $575,000 and a grant of restricted stock units on August 4, 2014, that have a value of $1,000,000, based on the closing price of the Company’s common stock on the date of grant.  The restricted stock units will vest, subject to Mr. Dean’s continued service as Executive Chair or as a member of the Board, on the first anniversary of the grant date or, if earlier, upon his termination of employment due to death or disability.  Mr. Dean will receive no other compensation for his service as Executive Chairman but will continue to vest in the equity-based awards granted to him in connection with his service as a non-employee director.  The letter agreement provides that after the Company eliminates the role of Executive Chairman (which is expected to occur when the Company hires a new Chief Executive Officer), Mr. Dean will remain on the Board as a non-employee director for the remainder of his term.

The foregoing description is qualified in its entirety by reference to the actual letter agreement with Mr. Dean, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Eugene W. Feichtner.  In connection with Mr. Feichtner’s appointment as President and Chief Operating Officer, Mr. Feichtner’s annual base salary will be increased to $400,000, effective as of the date in 2015 that other employees at the Company’s headquarters receive compensation adjustments.  In addition, Mr. Feichtner’s target percentage under the Company’s 2015 Short-Term Compensation Parameters will be 70% of his annualized base salary.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Letter Agreement, dated August 4, 2014, by and between ITT Educational Services, Inc. and Kevin M. Modany
10.2	Letter Agreement, dated August 4, 2014, by and between ITT Educational Services, Inc. and John E. Dean
99.1	Press release dated, August 4, 2014, issued by ITT Educational Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2014

ITT Educational Services, Inc.

By:  /s/ Ryan L. Roney
       Name: Ryan L. Roney
       Title: Executive Vice President, Chief
Administrative and Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated August 4, 2014, by and between ITT Educational Services, Inc. and Kevin M. Modany
10.2	Letter Agreement, dated August 4, 2014, by and between ITT Educational Services, Inc. and John E. Dean
99.1	Press release, dated August 4, 2014, issued by ITT Educational Services, Inc.